Farmer Mac Reports First Quarter 2020 Results
- Grew Outstanding Business Volume to $21.5 Billion -
- Provides COVID-19 Update -

WASHINGTON, May 11, 2020 — The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM and AGM.A), the nation's secondary market provider that increases the availability and affordability of credit for the benefit of rural America, today announced its results for the fiscal quarter ended March 31, 2020.
First Quarter 2020 Highlights
•Provided $1.3 billion in liquidity and lending capacity in first quarter 2020, resulting in net outstanding business volume growth of $421.4 million;
•Net income attributable to common stockholders was $9.4 million, or $0.87 per diluted common share;
•Core earnings, a non-GAAP measure was $20.1 million, or $1.87 per diluted common share;
•Net interest income grew $0.7 million year-over-year to $41.3 million;
•Net effective spread, a non-GAAP measure, increased 14% from the prior-year period to $44.2 million;
•90-day delinquencies were 0.37% of total outstanding business volume as of March 31, 2020; and
•First quarter provision for credit losses of $3.8 million, largely driven by expected COVID-19 impact.

COVID-19 Update
•Maintaining uninterrupted access to the debt capital markets;
•Continued strong liquidity position, as evidenced by quarter-end cash position of $1.2 billion;
•Preserving capital and liquidity by indefinitely suspending Farmer Mac's share repurchase program;
•Working with loan servicers to respond to and facilitate payment deferment requests from borrowers; and
•Approved 71 payment deferments through May 1, 2020 in the Farm & Ranch line of business with a total principal balance of $78.9 million.

"Our top priorities during this challenging time are to support agricultural and rural communities nationwide, and ensuring our employees continue to remain safe, healthy and productive,” said President and Chief Executive Officer Brad Nordholm. “Our consistent first quarter results underscored by strong business volume and continued access to capital markets, illustrate our ability to respond dynamically to customer needs during this time of market volatility and increased uncertainty. We have a resilient business model based on our consistent, conservative underwriting approach, as well as robust liquidity, that we believe will allow us to navigate through these challenging times and be well-positioned to deliver value to our shareholders and customers over the long-term. "

First Quarter 2020 Results

Business Volume

Farmer Mac added $421.4 million net business volume growth in first quarter 2020, resulting in total outstanding business volume of $21.5 billion as of March 31, 2020. First quarter 2020 growth compares to net growth of $782.4 million in first quarter 2019, which included one large, unique transaction – the purchase of a $546.2 million portfolio of participations in seasoned Rural Utilities loans from CoBank. Excluding the impact from the CoBank transaction in first quarter 2019, Farmer Mac's net growth in first quarter 2020 compared to first quarter 2019 was $185.2 million.

Net growth this quarter was across all four lines of business: $255.9 million in Institutional Credit, $104.8 million in Rural Utilities, $34.6 million in Farm & Ranch, and $26.0 million in USDA Guarantees.

The $255.9 million net growth in Institutional Credit during first quarter 2020 was due primarily to two large counterparties who either upsized in connection with the refinancing of maturing bonds or issued new bonds that Farmer Mac purchased. We also experienced net growth from smaller fund counterparties.

The $104.8 million net growth in Rural Utilities during first quarter 2020 was attributable to the purchase of $152.7 million in loans from the two main counterparties in that line of business, partially offset by regularly scheduled payments, prepayments, and maturities of loans previously purchased and loans under LTSPCs. Net growth in Rural Utilities also included the financing of a renewable energy project.

The $34.6 million net increase in Farm & Ranch was comprised of a $81.8 million net increase in outstanding loan purchase volume, partially offset by a $47.2 million net decrease in loans under LTSPCs. The net growth in first quarter 2020 reflected our ability to retain borrowers in a decreasing interest rate environment by proactively engaging with our customers and adjusting their rates and loan sizes to reflect current market conditions and their specific funding needs.

USDA Guarantees grew by $26.0 million in first quarter 2020 due primarily to gross volume of $147.9 million, reflecting the positive effect of adjustments that we made to our product structure in the second half of 2019 to more effectively meet customer demands in an increasingly competitive environment and in response to increased loan limits mandated by the 2018 Farm Bill.

Spreads

Net interest income for first quarter 2020 was $41.3 million, compared to $40.6 million in the prior year period. The increase was primarily driven by net growth across all lines of business. Net interest yield was 0.78% for first quarter 2020, as compared to 0.86% in first quarter 2019.

Net effective spread, a non-GAAP measure, for first quarter 2020 was $44.2 million, a $5.4 million increase from $38.8 million in the prior year period. This increase was primarily attributable to growth in outstanding business volume, which increased net effective spread by approximately $5.2 million. In percentage terms, net effective spread was 0.89% in both first quarter 2020 and first quarter 2019.

Earnings

Farmer Mac's net income attributable to common stockholders for first quarter 2020 were $9.4 million ($0.87 per diluted common share), compared to $21.9 million ($2.03 per diluted common share) in first quarter 2019. The $12.5 million year-over-year decrease in net income attributable to common stockholders was primarily due to a $7.1 million after-tax decrease in the fair value of undesignated financial derivatives due to fluctuations in long-term interest rates, a $2.6 million after-tax increase in operating expenses, and a $3.3 million after-tax increase in the total provision for losses. Farmer Mac enters into financial derivatives transactions to hedge interest rate risks inherent in its business and carries its financial derivatives at fair value in its consolidated financial statements. As these fluctuations are not expected to have a cumulative impact on Farmer Mac's earnings, Farmer Mac uses non-GAAP core earnings as a useful alternative measure to understand the business.

Farmer Mac's non-GAAP core earnings for first quarter 2020 was $20.1 million ($1.87 per diluted common share), compared to $22.2 million ($2.06 per diluted common share) in first quarter 2019. The $2.1 million year-over-year decrease in core earnings was primarily due to a $3.3 million after-tax increase in the total provision for losses and a $2.6 million after-tax increase in operating expenses. These decreases were partially offset by a $4.2 million after-tax increase in net effective spread resulting primarily from an increase in outstanding business volume.

The increase in the provision for credit losses for the quarter was primarily due to the recent developments related to COVID-19 and the resulting impact on the economic assumptions used in the Current Expected Credit Losses ("CECL") model, which Farmer Mac adopted on January 1, 2020 to replace the incurred loss model. The economic effects from the COVID-19 pandemic were due to the adverse economic shock assumptions and the resulting impact on credit spreads and higher unemployment. Of the $3.8 million expected credit loss provision that we recorded in first quarter 2020, $3.5 million was attributable to updated economic factors, predominantly related to COVID-19.

See "Use of Non-GAAP Measures" below for more information about core earnings, core earnings per share, and net effective spread and for reconciliations of the comparable GAAP measures to these non-GAAP measures.

Credit

As of March 31, 2020, Farmer Mac's allowance for losses was $19.1 million, compared to $12.6 million as of December 31, 2019. The increase was primarily due to the adoption of CECL and the economic uncertainty related to the COVID-19 pandemic and resulting expected losses. Across all of Farmer Mac's lines of business, Farmer Mac's allowance for losses represented 0.09% of total outstanding business volume as of March 31, 2020, compared to 0.06% as of December 31, 2019.

As of March 31, 2020, substandard assets were $317.4 million, compared to $315.0 million as of December 31, 2019. The increase of $2.4 million in substandard assets during first quarter 2020 reflected overall business volume growth. Across all of Farmer Mac's lines of business, substandard assets represented 1.5% of total outstanding business volume for both periods.

As of March 31, 2020, Farmer Mac's 90-day delinquencies were $79.7 million, compared to $61.0 million as of December 31, 2019 and $52.4 million as of March 31, 2019. The sequential increase in 90-day delinquencies is primarily due to seasonal delinquencies associated with loans that have annual (January

1st) and semi-annual (January 1st and July 1st) payment terms, which account for most of the loans in the Farm & Ranch portfolio. Across all of Farmer Mac's lines of business, 90-day delinquencies represented 0.37% of total outstanding business volume as of March 31, 2020, compared to 0.29% as of December 31, 2019 and 0.26% as of March 31, 2019.

Capital

As of March 31, 2020, Farmer Mac's core capital level was $815.1 million, which was $165.8 million above the minimum capital level required by our statutory charter. This compares to $815.4 million as of December 31, 2019, which was $196.6 million above the minimum capital requirement. Farmer Mac's Tier 1 capital ratio was 12.6% as of March 31, 2020. The modest decrease in capital in excess of the minimum capital level required was primarily due to net growth in outstanding business volume of $421.4 million, requiring additional consumption of capital, coupled with a decrease in retained earnings primarily related to the adoption of CECL.

Earnings Conference Call Information

The conference call to discuss Farmer Mac's first quarter 2020 financial results will be held beginning at 8:30 a.m. Eastern time on Tuesday, May 12, 2020 and can be accessed by telephone or live webcast as follows:

Telephone (Domestic): (888) 346-2616
Telephone (International): (412) 902-4254
Webcast: https://www.farmermac.com/investors/events-presentations/

When dialing in to the call, please ask for the "Farmer Mac Earnings Conference Call." The call can be heard live and will also be available for replay on Farmer Mac’s website for two weeks following the conclusion of the call.

More complete information about Farmer Mac's performance for first quarter 2020 is in Farmer Mac's Annual Report on Form 10-Q for the quarter ended March 31, 2020 filed today with the SEC.

Use of Non-GAAP Measures

In the accompanying analysis of its financial information, Farmer Mac uses the following non-GAAP measures: "core earnings," "core earnings per share," and "net effective spread." Farmer Mac uses these non-GAAP measures to measure corporate economic performance and develop financial plans because, in management's view, they are useful alternative measures in understanding Farmer Mac's economic performance, transaction economics, and business trends. The non-GAAP financial measures that Farmer Mac uses may not be comparable to similarly labeled non-GAAP financial measures disclosed by other companies. Farmer Mac's disclosure of these non-GAAP measures is intended to be supplemental in nature and is not meant to be considered in isolation from, as a substitute for, or as more important than, the related financial information prepared in accordance with GAAP.

Core earnings and core earnings per share principally differ from net income attributable to common stockholders and earnings per common share, respectively, by excluding the effects of fair value fluctuations. These fluctuations are not expected to have a cumulative net impact on Farmer Mac's financial condition or results of operations reported in accordance with GAAP if the related financial instruments are held to maturity, as is expected.

Core earnings and core earnings per share also differ from net income attributable to common stockholders and earnings per common share, respectively, by excluding specified infrequent or unusual transactions that Farmer Mac believes are not indicative of future operating results and that may not reflect the trends and economic financial performance of Farmer Mac's core business. For example, we have excluded from core earnings losses on retirement of preferred stock and the re-measurement of the deferred tax asset.

Farmer Mac uses net effective spread to measure the net spread Farmer Mac earns between its interest-earning assets and the related net funding costs of these assets. Net effective spread differs from net interest income and net interest yield because it excludes: (1) the amortization of premiums and discounts on assets consolidated at fair value that are amortized as adjustments to yield in interest income over the contractual or estimated remaining lives of the underlying assets; (2) interest income and interest expense related to consolidated trusts with beneficial interests owned by third parties, which are presented on Farmer Mac's consolidated balance sheets as "Loans held for investment in consolidated trusts, at amortized cost"; and (3) the fair value changes of financial derivatives and the corresponding assets or liabilities designated in a fair value hedge accounting relationship.

Net effective spread also principally differs from net interest income and net interest yield because it includes: (1) the accrual of income and expense related to the contractual amounts due on financial derivatives that are not designated in hedge accounting relationships ("undesignated financial derivatives"); and (2) the net effects of terminations or net settlements on financial derivatives. More information about Farmer Mac’s use of non-GAAP measures is available in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations" in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2019 filed February 25, 2020 with the SEC.

For a reconciliation of Farmer Mac's net income attributable to common stockholders to core earnings and of earnings per common share to core earnings per share, and net interest income and net interest yield to net effective spread, see "Reconciliations" below.

Forward-Looking Statements

Management's expectations for Farmer Mac's future necessarily involve assumptions and estimates and the evaluation of risks and uncertainties. Various factors or events, both known and unknown, could cause Farmer Mac's actual results to differ materially from the expectations as expressed or implied by the forward-looking statements in this release, including uncertainties about:

•the effects of the novel coronavirus disease 2019 ("COVID-19") pandemic on the business operations of agricultural and rural borrowers, the capital markets, and Farmer Mac's business operations;
•the availability to Farmer Mac of debt and equity financing and, if available, the reasonableness of rates and terms;
•legislative or regulatory developments that could affect Farmer Mac, its sources of business, or the agricultural or rural utilities industries;
•fluctuations in the fair value of assets held by Farmer Mac and its subsidiaries;
•the level of lender interest in Farmer Mac's products and the secondary market provided by Farmer Mac;

•the general rate of growth in agricultural mortgage and rural utilities indebtedness;
•the effect of economic conditions and geopolitics on agricultural mortgage or rural utilities lending, borrower repayment capacity, or collateral values, including fluctuations in interest rates, changes in U.S. trade policies, fluctuations in export demand for U.S. agricultural products, and volatility in commodity prices;
•the degree to which Farmer Mac is exposed to interest rate risk resulting from fluctuations in Farmer Mac's borrowing costs relative to market indexes;
•developments in the financial markets, including possible investor, analyst, and rating agency reactions to events involving government-sponsored enterprises, including Farmer Mac;
•the effect of any changes in Farmer Mac's executive leadership; and
•other factors that could have a negative effect on agricultural mortgage lending or borrower repayment capacity, including the effects of weather and fluctuations in agricultural real estate values.

Other risk factors are discussed in "Risk Factors" in Part I, Item 1A in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2019. Considering these potential risks and uncertainties, no undue reliance should be placed on any forward-looking statements expressed in this release. The forward-looking statements contained in this release represent management's expectations as of the date of this release. Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect new information or any future events or circumstances, except as otherwise required by applicable law. The information in this release is not necessarily indicative of future results.

About Farmer Mac
Farmer Mac is a vital part of the agricultural credit markets and was created to increase access to and reduce the cost of credit for the benefit of American agricultural and rural communities. As the nation’s secondary market for agricultural credit, we provide financial solutions to a broad spectrum of the agricultural community, including agricultural lenders, agribusinesses, and other institutions that can benefit from access to flexible, low-cost financing and risk management tools. Farmer Mac's customers benefit from our low cost of funds, low overhead costs, and high operational efficiency. For more than thirty years, Farmer Mac has been delivering the capital and commitment rural America deserves. More information about Farmer Mac (including the Quarterly Report on Form 10-Q and the Annual Report on Form 10-K referenced above) is available on Farmer Mac's website at www.farmermac.com.

CONTACT:  Jalpa Nazareth, Investor Relations
Megan Murray-Pelaez, Media Inquiries
(202) 872-7700

* * * *

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

	As of
	March 31, 2020	December 31, 2019
	(in thousands)
Assets:
Cash and cash equivalents	$1,231,585	$604,381
Investment securities:
Available-for-sale, at fair value (amortized cost of $2,959,694 and $2,961,430, respectively)	2,961,157	2,959,843
Held-to-maturity, at amortized cost	45,032	45,032
Total Investment Securities	3,006,189	3,004,875
Farmer Mac Guaranteed Securities:
Available-for-sale, at fair value (amortized cost of $7,273,303 and $7,016,971, respectively)	7,587,186	7,143,025
Held-to-maturity, at amortized cost	1,447,883	1,447,451
Total Farmer Mac Guaranteed Securities	9,035,069	8,590,476
USDA Securities:
Trading, at fair value	8,408	8,913
Held-to-maturity, at amortized cost	2,269,611	2,232,160
Total USDA Securities	2,278,019	2,241,073
Loans:
Loans held for investment, at amortized cost	5,789,391	5,390,977
Loans held for investment in consolidated trusts, at amortized cost	1,540,689	1,600,917
Allowance for losses	(14,856)	(10,454)
Total loans, net of allowance	7,315,224	6,981,440
Financial derivatives, at fair value	12,692	10,519
Interest receivable (includes $11,944 and $20,568, respectively, related to consolidated trusts)	154,836	199,195
Guarantee and commitment fees receivable	37,521	38,442
Deferred tax asset, net	47,842	16,510
Prepaid expenses and other assets	61,133	22,463
Total Assets	$23,180,110	$21,709,374

Liabilities and Equity:
Liabilities:
Notes payable	20,665,020	19,098,648
Debt securities of consolidated trusts held by third parties	1,549,527	1,616,504
Financial derivatives, at fair value	53,795	27,042
Accrued interest payable (includes $9,588 and $18,018, respectively, related to consolidated trusts)	104,380	106,959
Guarantee and commitment obligation	35,939	36,700
Accounts payable and accrued expenses	74,412	22,081
Reserve for losses	3,420	2,164
Total Liabilities	22,486,493	20,910,098
Commitments and Contingencies
Equity:
Preferred stock:
Series A, par value $25 per share, 2,400,000 shares authorized, issued and outstanding	58,333	58,333
Series C, par value $25 per share, 3,000,000 shares authorized, issued and outstanding	73,382	73,382
Series D, par value $25 per share, 4,000,000 shares authorized, issued and outstanding	96,659	96,659
Common stock:
Class A Voting, $1 par value, no maximum authorization, 1,030,780 shares outstanding	1,031	1,031
Class B Voting, $1 par value, no maximum authorization, 500,301 shares outstanding	500	500
Class C Non-Voting, $1 par value, no maximum authorization, 9,192,047 shares and 9,180,744 shares outstanding, respectively	9,192	9,181
Additional paid-in capital	120,412	119,304
Accumulated other comprehensive (loss)/income, net of tax	(121,437)	(16,161)
Retained earnings	455,545	457,047
Total Equity	693,617	799,276
Total Liabilities and Equity	$23,180,110	$21,709,374

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended
	March 31, 2020	March 31, 2019
	(in thousands, except per share amounts)
Interest income:
Investments and cash equivalents	$17,741	$18,707
Farmer Mac Guaranteed Securities and USDA Securities	71,517	85,411
Loans	60,596	51,397
Total interest income	149,854	155,515
Total interest expense	108,542	114,916
Net interest income	41,312	40,599
(Provision for)/release of losses	(3,438)	264
Net interest income after (provision for)/release of losses	37,874	40,863
Non-interest (expense)/income:
Guarantee and commitment fees	3,196	3,513
Losses on financial derivatives	(9,298)	(360)
Gains on trading securities	106	44
Gains on sale of real estate owned	485	—
(Provision for)/release of reserve for losses	(393)	129
Other income	816	493
Non-interest (expense)/income	(5,088)	3,819
Operating expenses:
Compensation and employee benefits	10,127	7,606
General and administrative	5,363	4,596
Regulatory fees	725	688
Operating expenses	16,215	12,890
Income before income taxes	16,571	31,792
Income tax expense	3,741	6,622
Net income attributable to Farmer Mac	12,830	25,170
Preferred stock dividends	(3,431)	(3,296)
Net income attributable to common stockholders	$9,399	$21,874

Earnings per common share:
Basic earnings per common share	$0.88	$2.05
Diluted earnings per common share	$0.87	$2.03

Reconciliations
Reconciliations of Farmer Mac's net income attributable to common stockholders to core earnings and core earnings per share are presented in the following tables along with information about the composition of core earnings for the periods indicated:

Reconciliation of Net Income Attributable to Common Stockholders to Core Earnings
	For the Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
	(in thousands, except per share amounts)
Net income attributable to common stockholders	$9,399	$29,066	$21,874
Less reconciling items:
(Losses)/gains on undesignated financial derivatives due to fair value changes	(6,484)	4,469	2,240
Losses on hedging activities due to fair value changes	(5,925)	(220)	(2,817)
Unrealized gains on trading securities	106	172	44
Amortization of premiums/discounts and deferred gains on assets consolidated at fair value	3	40	(16)
Net effects of terminations or net settlements on financial derivatives	(1,300)	1,339	110
Income tax effect related to reconciling items	2,856	(1,218)	92
Sub-total	(10,744)	4,582	(347)
Core earnings	$20,143	$24,484	$22,221

Composition of Core Earnings:
Revenues:
Net effective spread(1)	$44,163	$45,991	$38,801
Guarantee and commitment fees(2)	4,896	5,432	5,419
Other(3)	674	100	509
Total revenues	49,733	51,523	44,729

Credit related expense/(income) (GAAP):
Provision for/(release of) losses	3,831	2,851	(393)
Gains on sale of REO	(485)	—	—
Total credit related expense/(income)	3,346	2,851	(393)

Operating expenses (GAAP):
Compensation and employee benefits	10,127	6,732	7,606
General and administrative	5,363	5,773	4,596
Regulatory fees	725	725	688
Total operating expenses	16,215	13,230	12,890

Net earnings	30,172	35,442	32,232
Income tax expense(4)	6,598	7,526	6,715
Preferred stock dividends (GAAP)	3,431	3,432	3,296
Core earnings	$20,143	$24,484	$22,221

Core earnings per share:
Basic	$1.88	$2.29	$2.08
Diluted	1.87	2.27	2.06
(1)Net effective spread is a non-GAAP measure. See "Use of Non-GAAP Measures" above for an explanation of net effective spread. See below for a reconciliation of net interest income to net effective spread.
(2)Includes interest income and interest expense related to consolidated trusts owned by third parties reclassified from net interest income to guarantee and commitment fees to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee on the consolidated Farmer Mac Guaranteed Securities.

(3)Reflects reconciling adjustments for the reclassification to exclude expenses related to interest rate swaps not designated as hedges and terminations or net settlements on financial derivatives, and reconciling adjustments to exclude fair value adjustments on financial derivatives and trading assets and the recognition of deferred gains over the estimated lives of certain Farmer Mac Guaranteed Securities and USDA Securities.
(4)Includes the tax impact of non-GAAP reconciling items between net income attributable to common stockholders and core earnings.

Reconciliation of GAAP Basic Earnings Per Share to Core Earnings Basic Earnings Per Share
	For the Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
	(in thousands, except per share amounts)
GAAP - Basic EPS	$0.88	$2.72	$2.05
Less reconciling items:
(Losses)/gains on undesignated financial derivatives due to fair value changes	(0.61)	0.42	0.21
Losses on hedging activities due to fair value changes	(0.55)	(0.02)	(0.26)
Unrealized gains on trading securities	0.01	0.02	—
Net effects of terminations or net settlements on financial derivatives	(0.12)	0.13	0.01
Income tax effect related to reconciling items	0.27	(0.12)	0.01
Sub-total	(1.00)	0.43	(0.03)
Core Earnings - Basic EPS	$1.88	$2.29	$2.08

Shares used in per share calculation (GAAP and Core Earnings)	10,712	10,711	10,670

Reconciliation of GAAP Diluted Earnings Per Share to Core Earnings Diluted Earnings Per Share
	For the Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
	(in thousands, except per share amounts)
GAAP - Diluted EPS	$0.87	$2.70	$2.03
Less reconciling items:
(Losses)/gains on undesignated financial derivatives due to fair value changes	(0.60)	0.42	0.21
Losses on hedging activities due to fair value changes	(0.55)	(0.02)	(0.26)
Unrealized gains on trading securities	0.01	0.02	—
Net effects of terminations or net settlements on financial derivatives	(0.12)	0.12	0.01
Income tax effect related to reconciling items	0.26	(0.11)	0.01
Sub-total	(1.00)	0.43	(0.03)
Core Earnings - Diluted EPS	$1.87	$2.27	$2.06

Shares used in per share calculation (GAAP and Core Earnings)	10,782	10,784	10,777

The following table presents a reconciliation of net interest income and net yield to net effective spread for the periods indicated:

Reconciliation of GAAP Net Interest Income/Yield to Net Effective Spread
	For the Three Months Ended
	March 31, 2020		December 31, 2019		March 31, 2019
	Dollars	Yield	Dollars	Yield	Dollars	Yield
	(dollars in thousands)
Net interest income/yield	$41,312	0.78%	$49,370	0.95%	$40,599	0.86%
Net effects of consolidated trusts	(1,700)	0.02%	(2,031)	0.03%	(1,905)	0.03%
Expense related to undesignated financial derivatives	(1,190)	(0.02)%	(725)	(0.02)%	(2,544)	(0.06)%
Amortization of premiums/discounts on assets consolidated at fair value	11	—%	58	—%	23	—%
Amortization of losses due to terminations or net settlements on financial derivatives	49	—%	30	—%	(71)	—%
Fair value changes on fair value hedge relationships	5,681	0.11%	(711)	(0.01)%	2,699	0.06%
Net effective spread	$44,163	0.89%	$45,991	0.95%	$38,801	0.89%

The following table presents core earnings for Farmer Mac's reportable operating segments and a reconciliation to consolidated net income for the three months ended March 31, 2020:

Core Earnings by Business Segment
For the Three Months Ended March 31, 2020
	Farm & Ranch	USDA Guarantees	Rural Utilities	Institutional Credit	Corporate	Reconciling Adjustments		Consolidated Net Income
	(in thousands)
Net interest income	$16,365	$4,541	$4,747	$13,804	$1,855	$—		$41,312
Less: reconciling adjustments(1)(2)(3)	(1,427)	84	173	3,898	123	(2,851)		—
Net effective spread	14,938	4,625	4,920	17,702	1,978	(2,851)
Guarantee and commitment fees(2)	4,317	235	335	9	—	(1,700)		3,196
Other income/(expense)(3)	1,169	112	7	—	(129)	(9,050)		(7,891)
Non-interest income/(loss)	5,486	347	342	9	(129)	(10,750)		(4,695)

Provision for loan losses	(808)	—	(2,125)	(491)	(14)	—		(3,438)

Provision for reserve for losses	(4)	—	(389)	—	—	—		(393)
Other non-interest expense	(5,997)	(1,818)	(1,604)	(2,363)	(4,433)	—		(16,215)
Non-interest expense(4)	(6,001)	(1,818)	(1,993)	(2,363)	(4,433)	—		(16,608)
Core earnings before income taxes	13,615	3,154	1,144	14,857	(2,598)	(13,601)	(5)	16,571
Income tax (expense)/benefit	(2,859)	(662)	(240)	(3,120)	283	2,857		(3,741)
Core earnings before preferred stock dividends	10,756	2,492	904	11,737	(2,315)	(10,744)	(5)	12,830
Preferred stock dividends	—	—	—	—	(3,431)	—		(3,431)
Segment core earnings/(losses)	$10,756	$2,492	$904	$11,737	$(5,746)	$(10,744)	(5)	$9,399

Total assets at carrying value	$5,457,134	$2,341,698	$1,964,901	$9,049,154	$4,367,223	$—		$23,180,110
Total on- and off-balance sheet program assets at principal balance	$7,811,594	$2,646,206	$2,385,411	$8,696,101	$—	$—		$21,539,312
(1)Excludes the amortization of premiums and discounts on assets consolidated at fair value, originally included in interest income, to reflect core earnings amounts.
(2)Includes the reclassification of interest income and interest expense from consolidated trusts owned by third parties to guarantee and commitment fees, to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee.
(3)Includes the reclassification of interest expense related to interest rate swaps not designated as hedges, which are included in "Losses on financial derivatives" on the consolidated financial statements, to determine the effective funding cost for each operating segment.
(4)Includes directly attributable costs and an allocation of indirectly attributable costs based on employee headcount.
(5)Net adjustments to reconcile to the corresponding income measures: core earnings before income taxes reconciled to income before income taxes; core earnings before preferred stock dividends reconciled to net income; and segment core earnings reconciled to net income attributable to common stockholders.

Supplemental Information
The following table sets forth information about outstanding volume in each of Farmer Mac's four lines of business as of the dates indicated:

Lines of Business - Outstanding Business Volume
	As of March 31, 2020	As of December 31, 2019
	(in thousands)
Farm & Ranch:
Loans	$3,817,693	$3,675,640
Loans held in trusts:
Beneficial interests owned by third party investors	1,540,689	1,600,917
LTSPCs	2,355,910	2,393,071
Guaranteed Securities	97,302	107,322
USDA Guarantees:
USDA Securities	2,241,863	2,199,072
Farmer Mac Guaranteed USDA Securities	404,343	421,103
Rural Utilities:
Loans	1,789,726	1,671,293
LTSPCs(1)	595,685	609,278
Institutional Credit
AgVantage Securities	8,696,101	8,440,246
Total	$21,539,312	$21,117,942
(1)As of both March 31, 2020 and December 31, 2019, includes $20.0 million related to one-year loan purchase commitments on which Farmer Mac receives a nominal unused commitment fee.

The following table presents the quarterly net effective spread by segment:

	Net Effective Spread by Line of Business
	Farm & Ranch		USDA Guarantees		Rural Utilities		Institutional Credit		Corporate		Net Effective Spread
	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield
	(dollars in thousands)
For the quarter ended:
March 31, 2020(1)	$14,938	1.64%	$4,625	0.81%	$4,920	1.14%	$17,702	0.84%	$1,978	0.21%	$44,163	0.89%
December 31, 2019	16,374	1.90%	4,363	0.78%	4,871	1.17%	18,008	0.85%	2,375	0.27%	45,991	0.95%
September 30, 2019	13,181	1.66%	4,314	0.79%	4,502	1.16%	17,807	0.84%	2,657	0.30%	42,461	0.90%
June 30, 2019	13,335	1.72%	4,097	0.76%	3,996	1.10%	17,371	0.82%	2,556	0.34%	41,355	0.91%
March 31, 2019	12,737	1.70%	3,964	0.74%	3,233	1.12%	16,373	0.79%	2,494	0.35%	38,801	0.89%
December 31, 2018	13,288	1.79%	4,630	0.85%	2,833	1.19%	15,751	0.80%	2,353	0.36%	38,855	0.93%
September 30, 2018	13,887	1.91%	4,627	0.86%	2,877	1.18%	15,642	0.78%	2,044	0.30%	39,077	0.93%
June 30, 2018	13,347	1.86%	4,398	0.83%	2,923	1.15%	15,220	0.76%	274	0.04%	36,162	0.86%
March 31, 2018	12,540	1.80%	4,400	0.82%	2,950	1.12%	14,824	0.78%	2,387	0.36%	37,101	0.91%
(1)See above for a reconciliation of GAAP net interest income by line of business to net effective spread by line of business for the three months ended March 31, 2020.

The following table presents quarterly core earnings reconciled to net income attributable to common stockholders:

Core Earnings by Quarter Ended
	March 2020	December 2019	September 2019	June 2019	March 2019	December 2018	September 2018	June 2018	March 2018
	(in thousands)
Revenues:
Net effective spread	$44,163	$45,991	$42,461	$41,355	$38,801	$38,855	$39,077	$36,162	$37,101
Guarantee and commitment fees	4,896	5,432	5,208	5,276	5,419	5,309	5,170	5,171	5,083
Other	674	100	389	777	509	(129)	110	111	428
Total revenues	49,733	51,523	48,058	47,408	44,729	44,035	44,357	41,444	42,612

Credit related expense/(income):
Provision for/(release of) losses	3,831	2,851	623	420	(393)	166	(3)	582	(410)
REO operating expenses	—	—	—	64	—	—	—	—	16
(Gains)/losses on sale of REO	(485)	—	—	—	—	—	41	(34)	—
Total credit related expense/(income)	3,346	2,851	623	484	(393)	166	38	548	(394)

Operating expenses:
Compensation and employee benefits	10,127	6,732	7,654	6,770	7,606	7,167	6,777	6,936	6,654
General and administrative	5,363	5,773	5,253	4,689	4,596	5,829	4,350	5,202	4,326
Regulatory fees	725	725	688	687	688	687	625	625	625
Total operating expenses	16,215	13,230	13,595	12,146	12,890	13,683	11,752	12,763	11,605

Net earnings	30,172	35,442	33,840	34,778	32,232	30,186	32,567	28,133	31,401
Income tax expense	6,598	7,526	7,018	7,351	6,715	6,431	6,891	5,477	6,259
Preferred stock dividends	3,431	3,432	3,427	3,785	3,296	3,296	3,295	3,296	3,295
Core earnings	$20,143	$24,484	$23,395	$23,642	$22,221	$20,459	$22,381	$19,360	$21,847

Reconciling items:
Gains/(losses) on undesignated financial derivatives due to fair value changes	(6,484)	4,469	(7,117)	10,485	2,240	(96)	3,625	6,709	(2,279)
(Losses)/gains on hedging activities due to fair value changes	(5,925)	(220)	(4,535)	(1,438)	(2,817)	(853)	1,051	1,687	2,564
Unrealized gains/(losses) on trading assets	106	172	49	61	44	57	(3)	11	16
Amortization of premiums/discounts and deferred gains on assets consolidated at fair value	3	40	(7)	(139)	(16)	67	(38)	196	(686)
Net effects of terminations or net settlements on financial derivatives	(1,300)	1,339	232	(592)	110	(312)	546	232	1,242
Issuance costs on the retirement of preferred stock	—	—	—	(1,956)	—	—	—	—	—
Income tax effect related to reconciling items	2,856	(1,218)	2,389	(1,759)	92	238	(1,088)	(1,855)	(180)
Net income attributable to common stockholders	$9,399	$29,066	$14,406	$28,304	$21,874	$19,560	$26,474	$26,340	$22,524